Exhibit 99.1

NEWS
[STERLING BANCORP LOGO]	IMMEDIATE RELEASE
650 FIFTH AVENUE
NEW YORK, NY 10019-6108

John Tietjen	Thomas Walsh
Chief Financial Officer	Investor Relations/Media Relations
Sterling Bancorp	MWW Group
john.tietjen@sterlingbancorp.com	twalsh@mww.com
212.757.8035	201-507-9500

FOR IMMEDIATE RELEASE

Sterling Bancorp Reports Record Net Income For Third Quarter 2004
Strong Growth in Loans and Deposits Boosts Income 10.2% Year-Over-Year

New York, NY, October 21, 2004 — Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, today reported its financial results for the third quarter and nine months ended September 30, 2004.

Third Quarter 2004 Highlights:

     • Net income increased to a record $6.7 million or 10.2% compared to the third quarter of 2003

     • Diluted earnings per share rose to $0.43 or 10.2% from the third quarter of 2003

     • Average demand deposits up 13% to $425 million

     • Average earning assets up 14% to $1.7 billion

     • Return on average tangible equity grew to 22.5% for the third quarter of 2004

“Sterling’s balanced business model produced solid financial results in the third quarter as we experienced particularly strong growth across our loan portfolio, a trend that accelerated during the quarter, as well as in total deposits,” said Louis J. Cappelli, Chairman and Chief Executive Officer. “We were pleased by the expanded margins in the third quarter and Sterling’s balance sheet has a composition that performs well in the current increasing short-term interest rate environment.”

“During 2004, we have made significant investments in our franchise as our industry consolidates, including expanding our presence in the New York region with the opening of new offices in Long Island City and Yonkers,” continued Chairman Cappelli. “Our focus on serving individuals, small and mid-sized businesses with high tech banking and personalized customer service is recognized in these communities.”

Chairman Cappelli concluded, “We believe that our broad customer base, diversified loan portfolio and extensive deposit and loan offerings, position us to capitalize on growth opportunities throughout the markets and industries which we serve. We believe that there is a great opportunity for Sterling in the revitalized financial district of lower Manhattan. We have applied for a branch license and will be establishing a presence at 42 Broadway in early 2005 to take advantage of this growing market.”

Third Quarter and First Nine Months 2004 Financial Results

Net Income

Net income for the third quarter of 2004 was $6.7 million, a 10.2% increase from $6.1 million in the third quarter of 2003. Diluted earnings per share rose to $0.43 from $0.39 in the third quarter of last year.

For the nine months ended September 30, 2004, net income grew 11.8% to $19.9 million from $17.8 million in the first nine months of 2003. Diluted earnings per share increased to $1.25 from $1.13 in the corresponding period of 2003.

The year-over-year increase in net income was a result of continued growth in net interest income and noninterest income, which more than offset increases in the provision for loan losses and noninterest expenses.

Net Interest Income

In the third quarter of 2004, net interest income, on a tax equivalent basis, increased to $20.0 million from $18.3 million in the third quarter of 2003.

For the nine months ended September 30, 2004, net interest income, on a tax equivalent basis, rose to $58.4 million from $55.6 million in the first nine months of 2003.

On December 31, 2003, the Company adopted Financial Accounting Standards Board Interpretation No. 46R (“FIN 46R”) “Consolidation of Variable Interest Entities,” which clarified certain provisions of a previous interpretation. Under the provisions of FIN 46R, Sterling deconsolidated the issuer trust and now accounts for its investment in the trust as an asset, its junior subordinated debentures as long-term debt and the interest paid on those debentures as interest expense. As a result of the adoption of FIN 46R, Sterling’s prior period presentations have been restated to conform to the current presentation.

Net interest margin, on a tax-equivalent basis, for the third quarter of 2004 was 4.84%, compared to 5.02% for the third quarter of 2003 (adjusted to reflect the adoption of FIN 46R).

For the nine-month period ended September 30, 2004, net interest margin, on a tax-equivalent basis, was 4.92%, compared to 5.36% for the corresponding period of 2003 (adjusted to reflect the adoption of FIN 46R).

The net interest margin for both the third quarter and nine month periods of 2004 was lessened primarily by the effect of the mix of earning assets (including principal prepayments in the investment portfolio), partially offset by the impact of higher rate environment in the 2004 periods and increases in average investment securities and loans outstanding.

Loans

     Average loans held in portfolio for the third quarter of 2004 grew 14.5% year-over-year to $914.6 million.

     For the nine-month period ended September 30, 2004, average loans held in portfolio rose to $863.5 million from $766.4 million in the corresponding 2003 period.

Demand Deposits

Demand deposits, on average, for the third quarter of 2004, increased to $425.0 million from $377.6 million in the similar period of 2003.

Demand deposits, on average, grew by 14.2% to $411.9 million in the nine-month period ended September 30, 2004.

Demand deposits were 32.6% of total deposits as of September 30, 2004.

Cost of Funds

The average rate paid on interest-bearing funds was 1.77% for the third quarter of 2004, compared to 1.71% for the third quarter of 2003 (adjusted to reflect the adoption of FIN 46R), reflecting management’s ongoing discipline in controlling funding costs in the higher rate environment of 2004. In the third quarter of 2004, total interest expense was $5.1 million compared to $4.3 million in the third quarter of 2003, principally due to increases in average interest-bearing deposits and higher rates paid for deposits and borrowings.

For the nine-month period ended September 30, 2004, the average rate paid on interest-bearing funds was 1.68%, compared to 1.80% for the similar period of 2003 (adjusted to reflect the adoption of FIN 46R). For the nine months ended September 30, 2004, total interest expense was $14.1 million compared to $13.2 million in the corresponding period of 2003.

Average interest-bearing deposits for the third quarter of 2004 grew to $853.3 million from $681.6 million for the corresponding period of 2003. Average interest-bearing deposits for the nine months ended September 30, 2004 grew $144.2 million to $815.3 million. The increases in both periods were largely a result of business development and growth in Sterling’s two new branches in Long Island City, Queens and Yonkers, New York.

Noninterest Income and Noninterest Expenses

For the third quarter of 2004, noninterest income was $9.2 million, compared to $8.7 million in the third quarter of 2003. This increase was the result of increased income primarily from factoring activities, bank owned life insurance and gains on sales of available for sale securities, partially offset by lower fees for various other services.

Noninterest income for the nine-month period ended September 30, 2004 increased to $26.1 million from $24.3 million in the corresponding period of last year. This improvement was the result of higher revenue primarily from mortgage and factoring activities, bank owned life insurance, and gains on sales of available for sale securities.

Noninterest expenses for the quarter ended September 30, 2004 were $16.3 million, compared to $14.8 million in the corresponding period of 2003. The increase was due to investments in the Sterling franchise, including the new branches in Long Island City and Yonkers, with higher expenses primarily related to salaries and employee benefits, occupancy and professional fees.

For the nine-month period ended September 30, 2004, noninterest expenses were $47.1 million, compared to $44.2 million in the corresponding period of 2003. The increase was primarily due to higher expenses related to salaries and employee benefits, advertising and marketing, professional fees, partially offset by a first quarter reduction in employee benefit costs.

Provision for Income Taxes

For the nine-month period ended September 30, 2004, the provision for income taxes was $9.7 million, compared to $11.0 million for the corresponding period of 2003. During the second quarter 2004, certain open tax issues for the years 1999 through 2001 were resolved with state tax representatives. As a result, management conducted a review with outside professionals and reduced the provision for income taxes for the second quarter by approximately $1.5 million.

Asset Quality

As of September 30, 2004, nonperforming assets were $4.0 million, representing 0.22% of total assets.

The provision for loan losses for the third quarter of 2004 was $2.3 million compared to $2.2 million in the third quarter of 2003.

For the nine months ended September 30, 2004, the provision for loan losses was $7.2 million compared to $6.1 million in the corresponding period of 2003.

The allowance for loan losses was $15.6 million, or 1.61% of loans held in portfolio, as of September 30, 2004.

Dividend

On September 30, 2004, Sterling paid a cash dividend of $0.19 per common share to shareholders of record as of September 15, 2004. The Company has been distributing quarterly cash dividends for more than 58 years.

Conference Call

Sterling Bancorp will host a teleconference call for the financial community on, October 21, 2004 at 10:00 a.m. Eastern Daylight Time to discuss the third quarter 2004 financial results. The public is invited to listen to this conference call by dialing 866-814-8483 at least 10 minutes prior to the call and entering passcode 575313.

A replay of the conference call will be available at 1:00 pm Eastern Daylight Time on October 21, 2004 until 11:59 p.m. Eastern Daylight Time on October 28, 2004. The public is invited to listen to this conference call by dialing 888-266-2081 and entering passcode 575313.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.8 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, Virginia and North Carolina and conducts business throughout the U.S.

This press release may contain statements, including but not limited to, statements concerning future results of operations or financial position, borrowing capacity and future liquidity, future investment results, future credit exposure, future loan losses and plans and objectives for future operations, and other statements regarding matters that are not historical facts, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. It is possible that the Company’s actual results and financial position may differ, possibly materially, from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results, see “Business — Cautionary Statement Regarding Forward-looking Statements” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

STERLING BANCORP
Consolidated Financial Highlights
(dollars and shares in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
OPERATING HIGHLIGHTS
Interest income	$24,812	$22,352	$71,899	$68,081
Interest expense	5,050	4,285	14,108	13,181
Provision for loan losses	2,338	2,172	7,235	6,136
Noninterest income	9,175	8,735	26,124	24,305
Noninterest expenses	16,315	14,821	47,073	44,234
Net income	6,738	6,115	19,918	17,821
Earnings per common share:
Basic	0.44	0.41	1.31	1.19
Diluted	0.43	0.39	1.25	1.13
Cash dividends declared	0.19	0.19	0.57	0.49
Common shares outstanding:
Period end	15,177	14,935	15,177	14,935
Average Basic	15,176	14,909	15,217	14,868
Average Diluted	15,867	15,787	15,966	15,732
Return on average assets	1.50%	1.53%	1.51%	1.53%
Return on average tangible equity (1)	22.52%	21.11%	22.02%	21.24%
Return on average stated equity (2)	19.12%	17.83%	18.74%	17.87%
Net interest spread, tax equivalent basis	4.34%	4.51%	4.45%	4.84%
Net interest margin, tax equivalent basis	4.84%	5.02%	4.92%	5.36%
ASSET QUALITY HIGHLIGHTS
Period End
Net charge-offs	$1,764	$1,920	$6,092	$5,249
Nonperforming loans	2,993	2,617	2,993	2,617
Other real estate owned	1,019	1,024	1,019	1,024
Nonperforming assets	4,012	3,641	4,012	3,641
Nonperforming loans/loans (3)	0.30%	0.27%	0.30%	0.27%
Nonperforming assets/assets	0.22%	0.22%	0.22%	0.22%
Allowance for loan losses/loans (4)	1.61%	1.65%	1.61%	1.65%
Allowance for loan losses/ nonperforming loans	521.28%	551.62%	521.28%	551.62%

(1)	Average tangible equity represents average shareholders’ equity less average excess cost over equity in net assets of the bank.

(2)	Average stated equity is equal to average shareholders’ equity.

(3)	The term “loans” includes loans held for sale and loans held in portfolio.

(4)	The term “loans” includes loans held in portfolio only.

STERLING BANCORP
Consolidated Financial Highlights
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
BALANCE SHEET HIGHLIGHTS
Period End Balances
Security investments	$670,120	$583,427	$670,120	$583,427
Loans held for sale	38,810	79,348	38,810	79,348
Loans held in portfolio, net of unearned discount	968,073	876,779	968,073	876,779
Total earning assets	1,679,673	1,542,001	1,679,673	1,542,001
Allowance for loan losses	15,602	14,436	15,602	14,436
Total assets	1,809,879	1,656,868	1,809,879	1,656,868
Noninterest-bearing deposits	424,534	399,975	424,534	399,975
Interest-bearing deposits	874,835	695,331	874,835	695,331
Customer repurchase agreements	103,596	79,564	103,596	79,564
Shareholders’ equity	145,746	140,945	145,746	140,945
Average Balances
Security investments	$682,669	$558,579	$698,269	$573,390
Loans held for sale	37,378	96,195	41,858	77,924
Loans held in portfolio, net of unearned discount	914,563	798,841	863,544	766,411
Total earning assets	1,658,029	1,459,924	1,621,183	1,426,448
Allowance for loan losses	16,158	15,004	15,694	14,579
Total assets	1,786,555	1,589,563	1,756,494	1,554,048
Noninterest-bearing deposits	424,974	377,624	411,916	360,793
Interest-bearing deposits	853,279	681,609	815,336	671,150
Customer repurchase agreements	90,654	77,980	81,625	69,057
Shareholders’ equity	140,174	136,077	141,981	133,312
Capital Ratios
Tier 1 risk based	13.13%	13.67%	13.13%	13.67%
Total risk based	14.38%	14.92%	14.38%	14.92%
Leverage	8.63%	9.19%	8.63%	9.19%
Book value per common share	$9.60	$9.30	$9.60	$9.30

STERLING BANCORP
Balance Sheets
(in thousands, except number of shares)

	September 30,
	2004	2003
ASSETS
Cash and due from banks	$53,264	$46,207
Interest-bearing deposits with other banks	2,670	2,447
Investment securities
Available for sale (at estimated market value)	282,437	274,602
Held to maturity (at cost)	387,683	308,825

Total investment securities	670,120	583,427

Loans held for sale	38,810	79,348

Loans held in portfolio, net of unearned discounts	968,073	876,779
Less allowance for loan losses	15,602	14,436

Loans, net	952,471	862,343

Customers’ liability under acceptances	903	2,992
Excess cost over equity in net assets of the banking subsidiary	21,158	21,158
Premises and equipment, net	9,987	9,111
Other real estate	1,019	1,024
Accrued interest receivable	5,140	5,583
Bank owned life insurance	22,303	21,621
Other assets	32,034	21,607

	$1,809,879	$1,656,868

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing	$424,534	$399,975
Interest-bearing	874,835	695,331

Total deposits	1,299,369	1,095,306
Securities sold under agreements to repurchase — customers	103,596	79,564
Securities sold under agreements to repurchase — dealers	0	64,063
Commercial paper	34,954	22,759
Other short-term borrowings	1,108	33,142
Acceptances outstanding	903	2,992
Accrued expenses and other liabilities	88,429	77,323
Long-term debt	135,774	140,774

Total liabilities	1,664,133	1,515,923

Shareholders’ equity	145,746	140,945

	$1,809,879	$1,656,868

MEMORANDA
Available for sale securities — amortized cost	$281,801	$269,038
Held to maturity securities — estimated market value	390,462	314,532
Shares outstanding
Preferred — Series D	0	226,026
Common issued	16,795,983	16,241,509
Common in treasury	1,618,903	1,306,587

STERLING BANCORP
Statements of Income
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
INTEREST INCOME
Loans	$16,898	$15,877	$47,392	$46,018
Investment securities — available for sale	3,211	2,260	10,357	7,167
Investment securities — held to maturity	4,625	4,201	14,008	14,830
Federal funds sold	72	5	129	45
Deposits with other banks	6	9	13	21

Total interest income	24,812	22,352	71,899	68,081

INTEREST EXPENSE
Deposits	3,015	2,169	7,862	6,680
Securities sold under agreements to repurchase	326	340	1,007	1,023
Federal funds purchased	9	20	72	56
Commercial paper	107	66	248	192
Other short-term borrowings	34	85	240	416
Long-term debt	1,559	1,605	4,679	4,814

Total interest expense	5,050	4,285	14,108	13,181

Net interest income	19,762	18,067	57,791	54,900
Provision for loan losses	2,338	2,172	7,235	6,136

Net interest income after provision for loan losses	17,424	15,895	50,556	48,764

NONINTEREST INCOME
Factoring income	1,916	1,631	5,110	4,394
Mortgage banking income	3,846	3,974	11,392	10,908
Service charges on deposit accounts	1,259	1,193	3,481	3,695
Trade finance income	688	631	1,699	1,793
Trust fees	160	139	508	469
Other service charges and fees	395	512	1,350	1,479
Bank owned life insurance income	498	252	975	790
Securities gains	286	102	971	298
Other income	127	301	638	479

Total noninterest income	9,175	8,735	26,124	24,305

NONINTEREST EXPENSES
Salaries and employee benefits	10,054	8,871	28,141	25,917
Occupancy expenses, net	1,336	1,101	3,647	3,631
Equipment expenses	756	680	2,170	2,046
Advertising and marketing	975	865	2,993	2,515
Professional fees	952	838	2,940	2,464
Data processing fees	272	255	860	780
Stationery and printing	142	231	603	676
Communications	364	381	1,162	1,230
Other expenses	1,464	1,599	4,557	4,975

Total noninterest expenses	16,315	14,821	47,073	44,234

Income before income taxes	10,284	9,809	29,607	28,835
Provision for income taxes	3,546	3,694	9,689	11,014

Net income	$6,738	$6,115	$19,918	$17,821

Average number of common shares outstanding
Basic	15,175,955	14,908,734	15,217,170	14,867,562
Diluted	15,866,897	15,786,843	15,966,179	15,731,877
Earnings per average common share
Basic	$0.44	$0.41	$1.31	$1.19
Diluted	0.43	0.39	1.25	1.13
Dividends per common share	0.19	0.19	0.57	0.49

STERLING BANCORP
Statements of Comprehensive Income
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net income	$6,738	$6,115	$19,918	$17,821
Other comprehensive income, net of tax:
Unrealized holding (losses)/gains arising during the period	2,347	(20)	(1,207)	(431)
Less:
Reclassification adjustment for gains included in net income	(155)	(55)	(525)	(161)
Change in unrealized gains/(losses) on supplemental pension	252	0	252	0
Minimum pension liability adjustment	0	0	(364)	0

Comprehensive income	$9,182	$6,040	$18,074	$17,229

STERLING BANCORP
Statements of Changes in Shareholders’ Equity
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Balance, at beginning of period	$139,252	$136,900	$143,185	$129,780
Net income for period	6,738	6,115	19,918	17,821
Options exercised	28	700	1,184	1,547
Purchase of common shares for treasury	0	0	(8,310)	(256)
Capital stock split-cash in lieu	0	(32)	0	(32)
Cash dividends
Common shares	(2,867)	(2,818)	(8,658)	(7,292)
Preferred shares	0	(31)	0	(94)
Surrender of shares issued under incentive compensation plan	0	0	(251)	(494)
Amortization of unearned compensation	151	186	522	557
Change in net unrealized holding (losses)/gains on available for sale securities	2,347	(20)	(1,207)	(431)
Reclassification adjustment for (gains) included in net income	(155)	(55)	(525)	(161)
Change in unrealized gains/(losses) on supplemental pension	252	0	252	0
Minimum pension liability adjustment	0	0	(364)	0

Balance, at end of period	$145,746	$140,945	$145,746	$140,945

STERLING BANCORP
Average Balance Sheets [1]
(dollars in thousands)

	Three Months Ended
	September 30, 2004			September 30, 2003
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
Assets
Interest-bearing deposits with other banks	$3,799	$6	0.62%	$4,244	$9	0.98%
Investment securities — available for sale	266,551	2,886	4.33	171,712	1,917	4.58
Investment securities — held to maturity	386,851	4,625	4.78	355,463	4,201	4.73
Investment securities — tax exempt [2]	29,267	528	7.18	31,404	583	7.37
Federal funds sold	19,620	73	1.45	2,065	5	1.00
Loans, net of unearned discount [3]	951,941	16,898	7.31	895,036	15,877	7.18

Total Interest-Earning Assets	1,658,029	25,016	6.11%	1,459,924	22,592	6.22%

Cash and due from banks	53,476			60,229
Allowance for loan losses	(16,158)			(15,004)
Excess cost over equity in net assets of the bank	21,158			21,158
Other	70,050			63,256

Total Assets	$1,786,555			$1,589,563

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$29,991	28	0.37%	$27,561	24	0.34%
NOW	133,357	162	0.48	125,470	141	0.45
Money market	217,612	348	0.64	169,220	189	0.44
Time	469,319	2,469	2.09	356,358	1,803	2.01
Foreign
Time	3,000	8	1.10	3,000	11	1.30

Total Deposits	853,279	3,015	1.41	681,609	2,168	1.26

Borrowings
Securities sold under agreements to repurchase — customers	90,654	272	1.19	77,980	235	1.20
Securities sold under agreements to repurchase — dealers	14,910	54	1.43	35,266	104	1.17
Federal funds purchased	2,500	9	1.44	7,228	21	1.14
Commercial paper	34,394	107	1.23	24,285	66	1.07
Other short-term debt	6,293	34	2.15	31,114	85	1.09
Long-term debt	135,774	1,559	4.59	140,774	1,605	4.56

Total Borrowings	284,525	2,035	2.86	316,647	2,116	2.67

Total Interest-Bearing Liabilities	1,137,804	5,050	1.77%	998,256	4,284	1.71%

Noninterest-bearing demand deposits	424,974			377,624
Other liabilities	83,603			77,606

Total Liabilities	1,646,381			1,453,486
Shareholders’ equity	140,174			136,077

Total Liabilities and Shareholders’ Equity	$1,786,555			$1,589,563

Net interest income/spread		19,966	4.34%		18,308	4.51%

Net yield on interest-earning assets			4.84%			5.02%

Less: Tax equivalent adjustment		202			240

Net interest income		$19,764			$18,068

[1]	The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax equivalent basis. Certain reclassifications have been made to 2003 amounts to conform to current presentation.

[2]	Interest on tax-exempt securities is presented on a tax equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Average Balance Sheets [1]
(dollars in thousands)

	Nine Months Ended
	September 30, 2004			September 30, 2003
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
Assets
Interest-bearing deposits with other banks	$3,151	$13	0.55%	$3,679	$21	0.76%
Investment securities — available for sale	282,504	9,364	4.37	162,294	6,110	5.02
Investment securities — held to maturity	385,548	14,008	4.84	378,874	14,830	5.22
Investment securities — tax exempt [2]	30,217	1,619	7.16	32,222	1,794	7.44
Federal funds sold	14,361	129	1.18	5,044	45	1.18
Loans, net of unearned discount [3]	905,402	47,392	7.38	844,335	46,018	7.68

Total Interest-Earning Assets	1,621,183	72,525	6.13%	1,426,448	68,818	6.64%

Cash and due from banks	59,477			57,391
Allowance for loan losses	(15,694)			(14,579)
Excess cost over equity in net assets of the bank	21,158			21,158
Other	70,370			63,630

Total Assets	$1,756,494			$1,554,048

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$31,851	93	0.39%	$27,065	72	0.36%
NOW	134,237	463	0.46	118,907	438	0.49
Money market	210,257	909	0.58	160,835	565	0.47
Time	435,991	6,373	1.95	361,343	5,571	2.06
Foreign
Time	3,000	24	1.09	3,000	33	1.48

Total Deposits	815,336	7,862	1.29	671,150	6,679	1.33

Borrowings Securities sold under agreements to repurchase — customers	81,625	702	1.15	69,057	639	1.24
Securities sold under agreements to repurchase — dealers	34,018	305	1.20	40,198	384	1.28
Federal funds purchased	8,580	72	1.11	6,154	56	1.21
Commercial paper	28,733	248	1.15	22,758	192	1.13
Other short-term debt	16,603	240	1.93	30,959	416	1.80
Long-term debt	135,774	4,679	4.59	140,774	4,815	4.56

Total Borrowings	305,333	6,246	2.73	309,900	6,502	2.80

Total Interest-Bearing Liabilities	1,120,669	14,108	1.68%	981,050	13,181	1.80%

Noninterest-bearing demand deposits	411,916			360,793
Other liabilities	81,928			78,893

Total Liabilities	1,614,513			1,420,736
Shareholders’ equity	141,981			133,312

Total Liabilities and Shareholders’ Equity	$1,756,494			$1,554,048

Net interest income/spread		58,417	4.45%		55,637	4.84%

Net yield on interest-earning assets			4.92%			5.36%

Less: Tax equivalent adjustment		626			737

Net interest income		$57,791			$54,900

[1]	The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax equivalent basis. Certain reclassifications have been made to 2003 amounts to conform to current presentation.

[2]	Interest on tax-exempt securities is presented on a tax equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP AND SUBSIDIARIES
Rate/Volume Analysis [1]
(in thousands)

	Increase/(Decrease)
	Three Months Ended
	September 30, 2004
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$(1)	$(2)	$(3)

Investment securities — available for sale	1,079	(110)	969
Investment securities — held to maturity	378	46	424
Investment securities — tax exempt	(40)	(15)	(55)

Total investment securities	1,417	(79)	1,338

Federal funds sold	65	3	68
Loans, net of unearned discounts [3]	795	226	1,021

TOTAL INTEREST INCOME	$2,276	$148	$2,424

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$2	$2	$4
NOW	10	11	21
Money market	62	97	159
Time	592	74	666
Foreign
Time	0	(3)	(3)

Total interest-bearing deposits	666	181	847

Borrowings
Securities sold under agreements to repurchase — customers	39	(2)	37
Securities sold under agreements to repurchase — dealers	(69)	19	(50)
Federal funds purchased	(16)	4	(12)
Commercial paper	30	11	41
Other short-term debt	(98)	47	(51)
Long-term debt	(57)	11	(46)

Total borrowings	(171)	90	(81)

TOTAL INTEREST EXPENSE	$495	$271	$766

NET INTEREST INCOME	$1,781	$(123)	$1,658

[1]	This table is presented on a tax equivalent basis.

[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP AND SUBSIDIARIES
Rate/Volume Analysis [1]
(in thousands)

	Increase/(Decrease)
	Nine Months Ended
	September 30, 2004
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$(3)	$(5)	$(8)

Investment securities — available for sale	4,121	(867)	3,254
Investment securities — held to maturity	303	(1,125)	(822)
Investment securities — tax exempt	(111)	(64)	(175)

Total investment securities	4,313	(2,056)	2,257

Federal funds sold	84	0	84
Loans, net of unearned discounts [3]	3,416	(2,042)	1,374

TOTAL INTEREST INCOME	$7,810	$(4,103)	$3,707

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$14	$7	$21
NOW	54	(29)	25
Money market	196	148	344
Time	1,115	(313)	802
Foreign
Time	0	(9)	(9)

Total interest-bearing deposits	1,379	(196)	1,183

Borrowings
Securities sold under agreements to repurchase — customers	113	(50)	63
Securities sold under agreements to repurchase — dealers	(56)	(23)	(79)
Federal funds purchased	21	(5)	16
Commercial paper	53	3	56
Other short-term debt	(204)	28	(176)
Long-term debt	(166)	30	(136)

Total borrowings	(239)	(17)	(256)

TOTAL INTEREST EXPENSE	$1,140	$(213)	$927

NET INTEREST INCOME	$6,670	$(3,890)	$2,780

[1]	This table is presented on a tax equivalent basis.

[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The effect of the extra day in 2004 has been included in the change in volume.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.